UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 14, 2025
Date of Report (date of earliest event reported)

VIRTUS INVESTMENT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10994		26-3962811
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)

One Financial Plaza	Hartford	CT	06103
(Address of principal executive offices)			(Zip Code)
(800) 248-7971
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Virtus Investment Partners, Inc. (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 14, 2025. The following proposals were voted on at the Annual Meeting, and the results regarding each proposal are set forth below:

Item 1. Election of Directors. Shareholders elected each of the nominees for directors to hold office until the 2026 Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, or their earlier resignation or removal, as follows:

Director	For	Against	Withheld	Broker Non-Votes

Peter L. Bain	5,419,055	—	36,216	573,660

Susan S. Fleming	4,894,451	—	560,820	573,660

Timothy A. Holt	5,197,288	—	257,983	573,660

Melody L. Jones	5,271,443	—	183,828	573,660

W. Howard Morris	5,417,067	—	38,204	573,660

John C. Weisenseel	5,427,167	—	28,104	573,660

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm. Shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

For	Against	Abstain	Broker Non-Votes

5,821,458	205,347	2,126	—

Item 3. Advisory Vote on Executive Compensation. Shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes

5,021,063	412,858	21,350	573,660

Item 9.01 Financial Statements and Exhibits.

    (d)     Exhibits

104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated:	May 14, 2025	By:	/s/ Andra C. Purkalitis
		Name:	Andra C. Purkalitis
		Title:	Executive Vice President, Chief Legal Officer, General Counsel and Secretary